Exhibit 99.1

Nordstrom Board of Directors Approves Quarterly Dividend
SEATTLE, November 20, 2024 - Nordstrom, Inc. (NYSE: JWN) announced today the approval by its board of directors of a quarterly dividend of 19 cents per share payable on December 18, 2024, to shareholders of record at the close of business on December 3, 2024.
ABOUT NORDSTROM
At Nordstrom, Inc. (NYSE: JWN), we exist to help our customers feel good and look their best. Since starting as a shoe store in 1901, how to best serve customers has been at the center of every decision we make. This heritage of service is the foundation we’re building on as we provide convenience and true connection for our customers. Our interconnected model enables us to serve customers when, where and how they want to shop – whether that’s in-store at more than 350 Nordstrom, Nordstrom Local and Nordstrom Rack locations or digitally through our Nordstrom and Rack apps and websites. Through it all, we remain committed to leaving the world better than we found it.

INVESTOR CONTACT:	James Duies
Nordstrom, Inc.
InvRelations@Nordstrom.com

MEDIA CONTACT:	Stephanie Corzett
Nordstrom, Inc.
NordstromPR@Nordstrom.com

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